UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2021

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. III

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40418	86-2412613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAE	The Nasdaq Stock Market LLC
Rights	MCAER	The Nasdaq Stock Market LLC
Units	MCAEU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated May 26, 2021, on May 20, 2021 Mountain Crest Acquisition Corp. III (the “Company”), consummated its initial public offering (“IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), and one right (“Right”) to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any.

As also previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 185,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $1,850,000.

Subsequently, on June 10, 2021, the underwriters exercised the over-allotment option in part, and the closing of the issuance and sale of the additional Units occurred (the “Over-Allotment Option Units”) on June 14, 2021. The total aggregate issuance by the Company of 417,193 units at a price of $10.00 per unit resulted in total gross proceeds of $4,171,930. On June 14, 2021, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 8,343 Private Units, generating gross proceeds of $83,430. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

On June 14, 2021, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company has canceled an aggregate of 83,202 shares of Common Stock issued to certain stockholder of the Company prior to the IPO and Private Placement.

A total of $54,171,930 of the net proceeds from the sale of Units in the initial public offering (including the Over-Allotment Option Units) and the Private Placements on May 20, 2021 and June 14, 2021, were placed in a trust account established for the benefit of the Company’s public shareholders. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Balance Sheet dated May 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021

MOUNTAIN CREST ACQUISITION CORP. III

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer